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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION
                               (RULE 14A-101)
                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[  ] Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[  ] Definitive Proxy Statement              Commission Only  (as permitted
[  ] Definitive Additional Materials         by  Rule 14a-6(e)(2))
[X] Soliciting Material Under Rule 14a-12


                     AMERICAN WATER WORKS COMPANY, INC.
              (Name of Registrant as Specified in Its Charter)

                           RWE AKTIENGESELLSCHAFT
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:


         (2) Form, Schedule or Registration Statement No.:


         (3) Filing Party:


         (4) Date Filed:


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PRESS RELEASE                                                    [RWE Logo]
                                                                 RWE
                                                                 One Group
                                                                 Multi Utilities


RWE ANNOUNCES THE ACQUISITION OF AMERICAN WATER WORKS

o THAMES WATER, RWE'S WATER BUSINESS, TO GAIN LEADING POSITION IN THE US WATER MARKET

o TRANSACTION TO STRENGTHEN POSITION OF GLOBAL WATER BUSINESS, PROVIDING GREATER BALANCE TO RWE'S CORE UTILITY PORTFOLIO


                                                     Essen, September 17, 2001

Essen-based RWE AG (DAX: RWE) has agreed to acquire all the outstanding ordinary shares of the US water services company American Water Works Company, Inc., based in Voorhees, New Jersey. RWE will pay $46.00 in cash per American Water share, or a 36.5% premium to the average closing price of American Water shares over the 30 trading days ended 10 September 2001. The proposed transaction has a total equity value of $4.6 billion, and an enterprise value of $7.6 billion including the assumption of approximately $3.0 billion in debt.

American Water Works Company, Inc. (NYSE: AWK) is the largest publicly traded water services company in the United States. Currently operating in 23 states, the company generated revenues of $1.4 billion in 2000. It has approximately 5,000 employees.

Upon completion of the transaction, American Water will be combined with the US operations of Thames Water, RWE's London-based international water services business. American Water will manage the joint operations in North and South America. American Water's CEO, J. James Barr, will report directly to Bill Alexander, CEO of Thames Water.

Commenting on the announcement, Dr. Dietmar Kuhnt, President and CEO of RWE, said, "We are extremely pleased to have reached this agreement with American Water, the largest and most geographically diversified water services company in the US. In addition to providing us with a top


RWE AG, Konzernkommunikation, Opernplatz 1, 45128 Essen, PO Box 103061, 45030 Essen
Tel.: +49(0)201/12-1 51 20 or -1 50 95, Fax: +49(0)201/12-1 52 52 or 1 50 94;
E-Mail: presse@rwe.com

PRESS RELEASE                                                    [RWE Logo]
                                                                 RWE
                                                                 One Group
                                                                 Multi Utilities


position in the US, the acquisition of American Water will further establish RWE as a global leader in the provision of water services. The development of RWE's world-class water business in turn will provide greater balance to our core utility portfolio and allow us to deliver enhanced growth and shareholder value."

Thames Water, the RWE Group water business, is the world's third largest water company. Thames Water entered the US water market in 2000 through the acquisition of Westfield, New Jersey-based E'Town Corporation. Upon completion of the American Water transaction, including two significant pending acquisitions by American Water, Thames Water will have a presence in more than 44 countries on six continents, serving a population of approximately 56 million people, up from 43 million today.

Bill Alexander, CEO of Thames Water, said, "American Water provides RWE and Thames Water with a highly respected management team and a strong platform for developing our water business in North and South America, which are among the world's largest and fastest-growing markets. Together, we will strengthen our ability to serve the interests of our customers and employees. RWE and Thames Water, like American Water, are strongly committed to preserving the environment, participating in local activities, and otherwise adding value to the communities in which they operate."

On behalf of the American Water's Board of Directors, Chairman Marilyn Ware commented that, "Our Company's heritage and expertise are consistent with those of RWE and Thames Water. This transaction pairs us with strong international partners and positions us perfectly to continue the momentum we've created toward becoming the water resources manager of choice in the US"

American Water Works President and Chief Executive Officer J. James Barr described the transaction "a compelling combination of companies that will create a powerful new force in the world water market and deliver value for our customers, our shareholders, our associates, and the communities we serve. Over the years, through multiple consolidations, we have been able to enhance our ability to address water resource issues throughout the US. Joining forces with

PRESS RELEASE                                                    [RWE Logo]
                                                                 RWE
                                                                 One Group
                                                                 Multi Utilities


Thames Water and RWE is the next logical step in a growth strategy based on delivery of vital community services," Barr said.

Commenting on the tragic events of September 11th, RWE's Dr. Kuhnt said, "The RWE family around the world mourns the loss of innocent life suffered in America last week. With more than 16,000 of our employees based in the United States, we share America's horror, grief and outrage. Rather than delay, we are making this announcement today because we believe it is more important than ever to show the world that we are investing in America. We believe in the courage and resiliency of its people and remain ever confident in its future."

The transaction has been approved unanimously by the Board of Directors of American Water and the Management and Supervisory Boards of RWE. In addition, shareholders representing 24% of American Water shares have entered into binding agreements to support the merger. The transaction, which is subject to the approval of the majority of American Water's shareholders and utility regulatory commissions in many of the 22 states in which American Water conducts its regulated business, is targeted for completion within 18 to 24 months. The transaction is expected to be EPS accretive on a pre-goodwill basis in the first full year following completion. In addition, the return on capital employed in the second full year of consolidation is expected to be above the pre-tax cost of capital.

A joint team will be formed immediately to ensure that all necessary approval requirements are fulfilled as efficiently as possible.

Merrill Lynch and Morgan Stanley served as financial advisors to RWE and Goldman Sachs served as financial advisor to American Water.

For further information on this transaction visit http://www.rwe.com.



ABOUT RWE

RWE is a leading international multi-utility company. Its core businesses are electricity, natural gas, water, waste management and utility-related services. In financial year 2000/2001, the RWE

PRESS RELEASE                                                    [RWE Logo]
                                                                 RWE
                                                                 One Group
                                                                 Multi Utilities


Group's 172,000 employees worldwide generated sales of approximately [Euro] 62 billion. The Group has 12 major operating subsidiaries. More information on RWE can be found at http://www.rwe.com.

ABOUT THAMES WATER

With more than 14,000 employees in 44 countries, Thames Water provides water and wastewater services to approximately 43 million customers, ranking it as the third-largest water company worldwide. The London-based company has led all of the international water services activities of the RWE Group since November 2000. In the UK, the company is the leading supplier of water and wastewater services. Thames Water also delivers water services to customers through international operations in North and South America, Asia-Pacific, Eastern Europe and the Mediterranean. In the United States, Thames Water operates Westfield, NJ based water company E'Town Corporation, which supplies fresh water to approximately 1 million people in New Jersey. More information on Thames Water can be found at http://www.thames-water.com.


ABOUT AMERICAN WATER

With annual revenues of $1.4 billion, American Water is the largest publicly traded water and wastewater enterprise in the United States. Its 5,000 employees provide water, wastewater and other water resource management services to more than 10 million people in more than 1,300 communities throughout the US. More information on American Water can be found at http://www.amwater.com.

Please direct inquiries to:   Dieter Schweer, Vice President, RWE Group
                              Corporate Communications
                              Phone: +49 201 121 5120

                              Bill McAndrews, Senior Manager, RWE Press
                              Relations
                              Phone: +49 201 121 5095
                              Mobile: +49 177 551 5302

                              Cathy Little, Media Relations Manager,
                              Thames Water
                              Phone: +44 118 959 33 64
                              Mobile: +44 7747 64 10 38

                              Nancy Macenko, Vice President External Affairs, American Water Works
                              Phone: +1 856 566 4026

PRESS RELEASE                                                    [RWE Logo]
                                                                 RWE
                                                                 One Group
                                                                 Multi Utilities




Investors and security holders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by American Water Works and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by American Water with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by American Water Works may also be obtained for free by directing a request to American Water at +1 (856) 346 8200.

Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of American Water shareholders to approve the merger at the following address: American Water Works Company, Inc.; 1025 Laurel Oak Road; P.O. Box 1770; Voorhees, NJ 08043 USA.

Caution Concerning Forwarding-Looking Statements: This press release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the merger between RWE and American Water Works. The following factors, among others, could cause actual results to differ materially from those described herein: failure to obtain certain regulatory approvals; actions of the U.S., state and local governments; failure of the requisite number of American Water Works' shareholders to approve the proposed transaction; the inability to successfully integrate the businesses of RWE and American Water; the costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; the general economic environment; potential or actual litigation challenging the proposed transaction; and other economic, business, competitive and/or regulatory factors affecting businesses generally. More detailed information about those factors is set forth in filings made by American Water Works with the SEC. Neither RWE nor American Water Works is under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     NOTICE IN ACCORDANCE WITH SEC. 15 OF THE SECURITIES TRADING ACT OF
                               RWE AG, ESSEN


    - THE SENDER IS SOLELY RESPONSIBLE FOR THE CONTENTS OF THIS NOTICE -

Essen, September 17, 2001
RWE AG ANNOUNCES ACQUISITION OF AMERICAN WATER WORKS COMPANY, INC.

Essen-based RWE AG has agreed to acquire all the outstanding ordinary shares of the US water service company American Water Works Company, Inc., based in Voorhees/New Jersey. RWE will offer $46 in cash per American Water Works Company share, or a premium of 36.5% on the average closing share price over the 30 trading days ended September 10, 2001. The proposed transaction has a total equity value of $4.6 billion. Including the assumption of approx. $3.0 billion in debt this results in an enterprise value of $7.6 billion for the transaction.

American Water Works is the largest US water service company listed on the New York Stock Exchange. The company operates in 23 states. In the last 12 months, American Water Works' 5,000 employees generated $1.4 billion in sales and EBITDA amounting to $634 million. The transaction value is thus
11.9 times EBITDA, which is lower than the average multiple for comparable US water transactions. In the second year of consolidation, the return on capital employed will exceed the costs of capital. RWE's earnings per share before goodwill amortization will rise as early as the first year.

Upon completion of the transaction, American Water Works will be combined with the US operations of Thames Water, RWE's London-based international water service business and will manage the joint operations in the North and South America. American Water Works CEO, Jim Barr, will report directly to Bill Alexander, CEO of Thames Water.

The transaction has been approved by the Supervisory Board of RWE AG and the Board of American Water Works. In addition, shareholders representing 24% of Apollo shares are in support of the transaction. It is still subject to approval from the majority of American Water Works' shareholders and clearance from the antitrust authorities. The individual state regulatory commissions are targeted for completion within 18 to 24 months.

Explanatory text

This transaction will enable RWE to further strengthen its worldwide water business, the core division overseen by Thames Water. With the acquisition of American Water Works, the number of customers served in 44 countries on all six continents would rise from 43 million to approximately 56 million. This includes the acquisitions of Citizens Water Resources and Azurix North America initiated by American Water Works. American Water Works provides a strong platform for the further development of RWE's water business in North and South America. The acquisition of American Water Works makes RWE and Thames Water the leaders in the US, the world's largest and fastest growing water market.